UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Ascent Solar Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ASCENT SOLAR TECHNOLOGIES, INC.
8120 Shaffer Parkway
Littleton, Colorado 80127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 15, 2007

To our stockholders:

The Annual Meeting of Stockholders of Ascent Solar Technologies, Inc., a Delaware corporation, will be held at 2:00 p.m., on Friday, June 15, 2007, at the Denver Marriott West, 1717 Denver West Boulevard, Golden, Colorado, for the following purposes:

1.      To elect one Class 1 director to serve for a two-year term expiring in 2009.

2.      To elect two Class 2 directors to serve for a three-year term expiring in 2010.

3.      To consider and vote upon a proposal to approve the options granted to Norsk Hydro Produksjon AS to purchase shares and warrants.

4.      To approve an increase to the number of shares reserved for issuance under the Company’s 2005 Stock Option Plan from 750,000 shares to 1,000,000 shares, and to limit the number of shares that may be awarded to individual employees as stock option awards in a single fiscal year to qualify such awards as performance-based compensation under Section 162(m) of the Internal Revenue Code.

5.      To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on April 20, 2007 are entitled to notice of and to vote at the meeting. This notice and the accompanying proxy materials are sent to you by order of the Board of Directors.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

Matthew B. Foster
President and Chief Executive Officer

Littleton, Colorado
April 30, 2007

Your vote is important

Please vote promptly
by signing, dating and returning the enclosed proxy card

ASCENT SOLAR TECHNOLOGIES, INC.
8120 Shaffer Parkway
Littleton, Colorado 80127
(303) 285-9885

PROXY STATEMENT

The enclosed proxy is solicited on behalf of Ascent Solar Technologies, Inc., a Delaware corporation, by its Board of Directors for use at its Annual Meeting of Stockholders to be held at 2:00 p.m. on Friday, June 15, 2007, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at the Denver Marriott West, 1717 Denver West Blvd., Golden, Colorado 80401.

These proxy solicitation materials were first mailed on or about May 1, 2007 to all stockholders entitled to vote at the meeting. Only one copy of this proxy statement, notice and Form 10-KSB is being delivered to stockholders who share an address, unless we have received contrary instructions from those stockholders. Upon written or oral request, we will deliver a separate copy of this proxy statement, notice and Form 10-KSB. Requests for such additional copies this year or in future years should be directed to our Corporate Secretary at  the address or telephone number above. If two or more stockholders sharing an address are receiving multiple copies and wish to receive only a single copy, they can submit a request to the same address and telephone number above.

This proxy statement is being furnished to you with a copy of our Form 10-KSB annual report for our fiscal year ended December 31, 2006. We will provide, without charge, additional copies of our Form 10-KSB to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-KSB report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to the Company’s Corporate Secretary at our executive offices set forth above.

References to the “Company,” “Ascent Solar,” “our” or “we” mean Ascent Solar Technologies, Inc.

i

VOTING AND RELATED MATTERS

Voting Securities and Voting Rights

Stockholders of record at the close of business on April 20, 2007, are entitled to notice of and to vote at the meeting. On the record date, there were [     ] issued and outstanding shares of our common stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present:

(1)   the affirmative vote of a majority of the shares present in person or by proxy will be required to elect the Class 1 director nominee;

(2)   the affirmative vote of a majority of the shares present in person or by proxy will be required to elect each of the Class 2 director nominees;

(3)   a majority of the votes properly cast in person or by proxy on the proposal and not beneficially owned by Norsk Hydro Produksjon AS (“Norsk Hydro”) will be required to approve the options granted by the Company to Norsk Hydro;

(4)   a majority of the votes properly cast in person or by proxy on the proposal will be required to approve an increase to the number of shares reserved for issuance under our 2005 Stock Option Plan (the “Option Plan”) from 750,000 to 1,000,000 shares, and to limit to 100,000 the number of shares that may be granted to individual employees as stock option awards in a single fiscal year to qualify such awards as performance-based compensation under Section 162(m) of the Internal Revenue Code; and

(5)   unless otherwise required by our Bylaws or by applicable law, the affirmative vote of a majority of the shares present in person or by proxy will be required to approve any other matter properly presented for a vote at the meeting; provided that if any stockholders are entitled to vote thereon as a class, such approval will require the affirmative vote of a majority of the shares entitled to vote as a class who are present in person or by proxy.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as present and entitled to vote for purposes of determining the presence of a quorum but not entitled to vote with respect to that matter.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted:

(1)   “for” the election of the Class 1 director nominee set forth in this proxy statement;

(2)   “for” the election of the Class 2 director nominees set forth in this proxy statement;

(3)   “for” the approval of the options granted by the Company to Norsk Hydro;

(4)   “for” approval of the amended and restated Option Plan, which increases the number of shares reserved for issuance under our 2005 Stock Option Plan from 750,000 to 1,000,000 shares and limits to 100,000 the number of shares that may be granted to individual employees as stock option awards in a single fiscal year;

(5)   at the discretion of your proxies on any other matter that may be properly brought before the annual meeting.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers and directors and their ages as of April 30, 2007, are as follows:

Name	Age	Position
Matthew Foster	49	President and Chief Executive Officer
Janet Casteel	46	Chief Accounting Officer and Treasurer
Prem Nath, Ph.D.	58	Senior Vice President of Manufacturing
Joseph Armstrong, Ph.D.	49	Vice President and Chief Technology Officer
Joseph McCabe	46	Vice President of Business Development
Mohan S. Misra, Ph.D.	62	Chairman of the Board
Stanley Gallery	49	Director
Ashutosh Misra	42	Director
T.W. Fraser Russell, Ph.D.	72	Director
Richard Swanson	71	Director

Executive Officers

Matthew Foster has served as our President and Chief Executive Officer since October 2005. From March 2004 until Ascent’s formation in October 2005, Mr. Foster served as Executive Vice President of ITN Energy Systems, Inc., where he developed and implemented plans to commercialize other ITN technologies such as thin-film battery systems and microsatellites, which developed into companies Infinite Power Solutions, Inc. and MicroSat Systems, Inc., respectively. From January 2001 until March 2004, he served as President and Chief Executive Officer of Infinite Power Solutions. Mr. Foster holds a B.S. degree from Rensselaer Polytechnic Institute.

Prem Nath, Ph.D. has served as our Senior Vice President of Manufacturing since July 2006. From 1998 until July 2006, he served as Vice President of Product Manufacturing and Development at Uni-Solar and as Chief Operating Officer of Uni-Solar’s Mexican subsidiary. Dr. Nath has over 25 years of professional experience in the development, testing and manufacture of thin-film PV technology and is a named inventor on over fifty U.S. patents covering processes, products and materials. Dr. Nath holds a M.S. degree in Physics from Punjab University in India, a Master of Technology degree in Solid State Physics from the Indian Institute of Technology (IIT) and a Ph.D. in Materials Science from IIT. Dr. Nath also worked as a post-doctoral fellow at the University of California at Los Angeles.

Joseph Armstrong, Ph.D. has served as our Vice President and Chief Technology Officer since October 2005. Dr. Armstrong served as the Manager of ITN’s Advanced PV Division from 1995 until joining Ascent in October 2005. While at ITN, Dr. Armstrong led its advancement into thin-film flexible PV products for space and near-space applications and started its development of thin-film battery technologies, a complement to Ascent’s thin-film PV technology. He is a named inventor on four U.S. patents in areas including shape memory alloys, thin-film PV technology and electronic circuit assembly. Dr. Armstrong holds a B.S. degree in Physics from Lewis University in Illinois and a M.S. degree and Ph.D. in Solid State Physics from the University of Denver.

Joseph McCabe has served as our Vice President of Business Development since January 2007. From 1985 until November 2006, Mr. McCabe was the owner and principal of an energy technology consulting firm. In that capacity, he served as a consultant or contractor on projects for the California Energy Commission, the Sacramento Municipal Utility District, Shell Oil and various architecture and engineering firms, and he possesses experience in the area of building integrated photovoltaic (BIPV) products and technologies. Mr. McCabe is a licensed professional engineer and holds a B.S. degree in Mechanical Engineering degree from the University of Dayton, a M.S. degree in Nuclear and Energy Engineering from the University of Arizona, and a M.B.A. from Regis University in Denver, Colorado.

Janet Casteel has served as our Chief Accounting Officer and Treasurer since February 2006. She served on a part-time basis as our Treasurer and Controller between October 2005 and February 2006, during which time she also served as the part-time business manager of ITN. From 1996 until February 2006, Ms. Casteel served in the capacity of controller and business manager of ITN. At ITN, she supervised the financial and accounting staffs and was responsible for negotiation and administration of ITN’s government and commercial contracts, as well as its agreements with subcontractors. She is a member of the American Institute of Certified Public Accountants and is a CPA (inactive) in Colorado. Ms. Casteel holds an Associate Degree in Business Administration from Nebraska College of Business and a B.S. degree in Accounting from Metropolitan State College in Denver.

Directors

Mohan S. Misra, Ph.D. has served as Chairman of our Board of Directors since October 2005. He founded and has served as chief executive officer of ITN since 1994. Dr. Misra has helped develop and implement several key technologies for aerospace applications including thin-film PVs, smart materials, advanced composites and lightweight structures. Dr. Misra holds a B.S. degree in Metallurgical Engineering from Benaras Hindu University in India, a M.S. degree in Metallurgical Engineering from the University of Washington and a Ph.D. in Metallurgical Engineering from the Colorado School of Mines. Dr. Misra is the uncle of Ashutosh Misra, a director.

Stanley Gallery has served on our Board of Directors since October 2005. Since 1984, Mr. Gallery has been the chief executive officer of Carts of Colorado, Inc., a provider of mobile merchandising for the food service industry. He also has served as the managing partner of G3 Holdings LLC since 1997, which makes real estate and other investments. He also is a co-founder of Bluegate Creek JV and Bluegate Creek II, which are oil and gas ventures in Wyoming. Prior to joining Ascent, Mr. Gallery served on the board of directors of ITN from 2001 until joining our Board in October 2005.

Ashutosh Misra has served on our Board of Directors since October 2005. Mr. Misra is Vice President of Operations and General Manager of ITN where he is responsible for ITN’s accounting and finance, human resources, facilities, information technology and laboratory operations. He has served in that role since 1998. He also presided over the prior separation of three separate companies from ITN. From November 2002 until March 2005, Mr. Misra also served as the president and chief executive officer of Data Access America, a wholly owned subsidiary of Data Access India, Limited, a telecommunications carrier based in India. Mr. Misra holds a Bachelor of Engineering Degree in Electronics and

Telecommunications from Bangalore University in India, and a M.S. degree in Electrical Engineering from the University of Wisconsin, Milwaukee. Mr. Misra is the nephew of Dr. Misra, our Chairman.

T.W. Fraser Russell, Ph.D. has served on our Board of Directors since October 2005. Dr. Russell has served as the Allan P. Colburn Professor in the Department of Chemical Engineering at the University of Delaware since 1981. Dr. Russell is a member of the National Academy of Engineering, a fellow of the American Institute of Chemical Engineers and a registered professional engineer in the State of Delaware. He is the co-inventor of four U.S. patents for the continuous deposition of photovoltaic material on moving substrates and is the author of over 100 engineering and scientific papers. He has an industrial background in process design, and he has served as a consultant to a number of firms in the chemical processing industries. Dr. Russell holds a B.Sc. degree and a M.Sc. degree from the University of Alberta in Canada and a Ph.D. from the University of Delaware.

Richard Swanson has served on our Board of Directors since January 2007. Since 1991, Mr. Swanson has been a consultant with Vistage International, Inc. (formerly TEC), which focuses on strategic coaching for chief executive officers of public and private companies. Since 1980 he has served as the founder and president of Investment Partners, Inc., which engages in the restructuring and recapitalization of troubled companies, and of Real Estate Associates, Inc., which focuses on real estate acquisition and development. He serves as a director and chair of the audit committee of AHPC Holdings, Inc., a publicly-traded Illinois-based company in the health care supply field, and as a director and chair of the audit committee of ADA-ES, LLC, a publicly-traded industrial technology company in Colorado. Mr. Swanson holds a B.A. in History from the University of Colorado and an M.B.A. from the Harvard Business School.

BOARD OF DIRECTORS

Overview

Our Bylaws provide that the size of our Board of Directors is to be determined from time to time by resolution of the Board of Directors, but shall consist of at least two and no more than eight members. Our Board of Directors currently consists of five members. Our certificate of incorporation provides that the Board of Directors will be divided into three classes as nearly equal in number of directors as possible. Our Class 1 directors are Ashutosh Misra and Richard Swanson. Our Class 2 directors are Stanley Gallery and Dr. T.W. Fraser Russell. Our Class 3 director is Dr. Mohan Misra. The terms of our Class 1 directors are scheduled to expire at our 2009 annual meeting. However, Mr. Swanson was appointed by the Board of Directors to fill a Class 1 seat vacated by former director Mark Waller; consequently, pursuant to our Bylaws, Mr. Swanson is standing for election by the stockholders to serve the remainder of the scheduled term (i.e., until the 2009 annual meeting). The terms of our Class 2 directors are scheduled to expire at this year’s meeting, at which both Mr. Gallery and Dr. Russell will stand for re-election. The term of our Class 3 director is scheduled to expire at our 2008 annual meeting.

Committees of the Board of Directors

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The charter of each committee can be found at our Internet website at www.ascentsolar.com.

Audit Committee.   Our Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with independent auditors, and audits of financial statements. Specific responsibilities include the following:

•       selecting, hiring and terminating our independent auditors;

•       evaluating the qualifications, independence and performance of our independent auditors;

•       approving the audit and non-audit services to be performed by our independent auditors;

•       reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies;

•       overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•       reviewing, with management and our independent auditors, any earnings announcements and other public announcements regarding our results of operations; and

•       preparing the report that the Securities and Exchange Commission requires in our annual proxy statement.

Our Audit Committee is comprised of Mr. Gallery, Dr. Russell and Mr. Swanson. Mr. Swanson serves as Chairman of the Audit Committee. The Board has determined that all members of the Audit Committee are independent under the rules of the Securities and Exchange Commission, the Boston Stock Exchange and the Nasdaq Stock Market and that Mr. Swanson qualifies as an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission.

Compensation Committee.   Our Compensation Committee assists our Board of Directors in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include the following:

•       approving the compensation and benefits of our executive officers;

•       reviewing the performance objectives and actual performance of our officers; and

•       administering our stock option and other equity compensation plans.

Our Compensation Committee is comprised of Mr. Gallery, Dr. Russell and Mr. Swanson. Mr. Gallery serves as Chairman of the Compensation Committee. Our Board of Directors has determined that all members of the Compensation Committee are independent under the rules of the Boston Stock Exchange and the Nasdaq Stock Market.

Nominating and Governance Committee.   Our Nominating and Governance Committee assists our Board of Directors by identifying and recommending individuals qualified to become members of our Board of Directors, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following:

•       evaluating the composition, size and governance of our Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•       establishing a policy for considering stockholder nominees for election to our Board of Directors; and

•       evaluating and recommending candidates for election to our Board of Directors.

Our Nominating and Governance Committee is comprised of Mr. Gallery, Dr. Russell and Mr. Swanson. Mr. Gallery serves as Chairman of our Nominating and Governance Committee. Our Board of Directors has determined that all members of the Nominating and Governance Committee are independent under the rules of the Boston Stock Exchange and the Nasdaq Stock Market.

When considering potential director candidates for nomination or election, the following characteristics are considered:

•       High standard of personal and professional ethics, integrity and values;

•       Training, experience and ability at making and overseeing policy in business, government and/or education sectors;

•       Willingness and ability to keep an open mind when considering matters affecting interests of the Company and its constituents;

•       Willingness and ability to devote the time and effort required to effectively fulfill the duties and responsibilities related to Board of Directors and its committee;

•       Willingness and ability to serve on the Board of Directors for multiple terms, if nominated and elected, to enable development of a deeper understanding of the Company’s business affairs;

•       Willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to the Company and its constituents; and

•       Willingness to act in the best interests of the Company and its constituents, and objectively assess Board of Directors, committee and management performances.

In addition, in order to maintain an effective mix of skills and backgrounds among the members of our Board of Directors, the following characteristics also may be considered when filling vacancies or identifying candidates:

•       Independence;

•       Diversity (e.g., age, geography, professional, other);

•       Professional experience;

•       Industry knowledge (e.g., relevant industry or trade association participation);

•       Skills and expertise (e.g., accounting or financial);

•       Leadership qualities;

•       Public company board and committee experience;

•       Non-business-related activities and experience (e.g., academic, civic, public interest);

•       Continuity (including succession planning);

•       Size of the Board of Directors;

•       Number and type of committees, and committee sizes; and

•       Legal and other applicable requirements and recommendations, and other corporate governance-related guidance regarding board and committee composition.

The Nominating and Governance Committee will consider candidates recommended by stockholders. To recommend director candidates, stockholders should submit their suggestions in writing to the Chairperson of the Nominating and Governance Committee, c/o the Corporate Secretary of the Company, providing the candidate’s name, biographical data and other relevant information together with a consent from the suggested candidate to serve on the Company’s Board of Directors if nominated and elected.

Number of Meetings

In our fiscal year ended December 31, 2006, there were five meetings of the Board of Directors, one meeting of our Compensation Committee and no separate meetings of our Audit Committee or Nominating and Governance Committee. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the Board committees on which he served (during the periods that he served). Furthermore, director Ashutosh Misra attended our 2006 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee are one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Compensation

In 2006, our non-employee directors each received an annual fee of $5,000 for his or her service on our Board of Directors, plus $1,000 for each meeting of our Board of Directors or board committee that the director attended in person and $250 for each meeting attended by telephone or videoconference. Each non-employee director also received reimbursement of travel and other expenses incurred to attend a meeting in person. In November 2005, each of our directors serving at the time was granted an option to purchase 20,000 shares of our common stock as compensation for service on our Board of Directors, and each of our non-employee directors received an additional option to purchase 12,000 shares for service on the committees of our Board of Directors. Each option vests annually in four co-equal parts beginning December 31, 2005. Board of Directors members appointed or elected after November 2005 generally will receive options to purchase a lesser and proportionate number of shares.

The following Director Compensation Table summarizes the compensation of our directors for services rendered to Ascent Solar Technologies during the year ended December 31, 2006:

Director Compensation Table

Name	Fees Earned or Paid in Cash	Option Awards	Total	Options Outstanding
Mohan S. Misra	$9,000	—	$9,000	80,000
Stanley Gallery	$9,000	—	$9,000	32,000
Ashutosh Misra	$9,000	—	$9,000	20,000
Fraser Russell	$9,000	—	$9,000	24,000
Mark Waller	$7,750	—	$7,750	8,000

In addition to the fees listed above, we reimburse the directors for their travel expenses incurred in attending meetings of the Board or its committees. The directors did not receive any other compensation or personal benefits.

American Stock Exchange Listing Application

We have applied to list our common stock, Class A Warrants and Class B Warrants on the American Stock Exchange. If our application is approved, we intend to dual list our securities on the Nasdaq Capital Market and the American Stock Exchange, and to voluntarily withdraw listing on the Boston Stock Exchange. We anticipate that our outside directors will be independent under the rules of the American Stock Exchange.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and other senior finance and accounting staff. The text of our code of ethics can be found on our Internet website at www.ascentsolar.com. If we effect an amendment to, or waiver from, a provision of our code of ethics, we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on that Internet website or via a Form 8-K current report.

Communication with the Board of Directors

Stockholders may communicate with the Board of Directors by sending correspondence to our Chairman, c/o the Corporate Secretary of the Company, at our corporate address above. It is our practice to forward all such correspondence to our Chairman, who is responsible for determining whether to relay the correspondence to the other members of the Board of Directors.

PRINCIPAL ACCOUNTANTS

Principal Accountant Fees and Services

Fees for audit and related services by our accounting firm, Hein & Associates LLP, years ended December 31, 2006 and 2005 were as follows:

	2006	2005
Audit fees	$63,000	$20,000
Audit related fees	104,000	37,000
Total audit and audit related fees	$167,000	$57,000
Tax fees	—	—
All other fees	—	—
Total Fees	$167,000	$57,000

Audit fees of Hein & Associates LLP for fiscal 2006 and 2005 were incurred during the examination of the financial statements and for interim reviews of the quarterly financial statements. Audit related fees were incurred in connection with the Company’s initial public offering.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting. All audit and non-audit services performed by our independent accountants have been pre-approved by our Audit Committee to assure that such services do not impair the auditors’ independence from us.

Attendance at Annual Meeting

Representatives of Hein & Associates LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Accounting Standards No. 61. The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the accountants’ independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

Respectfully submitted,

AUDIT COMMITTEE

Richard Swanson, Chairman
Stanley Gallery
T.W. Fraser Russell

EXECUTIVE COMPENSATION

Compensation Philosophy and Processes

We seek to provide a level of compensation for our executive officers that is competitive with publicly-traded companies similar in both size and industry. We hope to attract, retain, and reward executive officers who contribute to our success, to align executive officer compensation with our performance, and to motivate executive officers to achieve our business objectives. We compensate our senior management through a mix of base salary, bonus and equity compensation.

Our Compensation Committee determines and recommends to our Board of Directors the compensation of our executive officers. The Compensation Committee also administers our stock option plan. The Compensation Committee reviews base salary levels for executive officers of our company at the beginning of each fiscal year and recommends raises and bonuses based upon Company achievements, individual performance, and competitive and market conditions. The Compensation Committee may delegate certain of its responsibilities, as it deems appropriate, to other compensation committees or to the Company’s officers, but it has not elected to do so.

Executive Officer Compensation

The following Summary Compensation table sets forth certain information regarding the compensation of our principal executive officer and two other most highly compensated executive officers (together, the “named executive officers”) at the end of our last fiscal year for services rendered in all capacities to us during the year ended December 31, 2006.

Summary Compensation Table

Name and Principal Position	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Comp. ($)(2)	Total ($)
Matthew Foster President & CEO	175,238	21,000	213,000	—	409,238
Joseph Armstrong Vice President and Chief Technology Officer	120,144	7,201	53,250	—	180,595
Prem Nath Senior Vice President Manufacturing	64,741	20,160	210,00	24,489	319,390

(1)          Represents fair market value of options granted during the year ended December 31, 2006, calculated using the Black Scholes option pricing model and related assumptions as disclosed in Note 7, Stock Based Compensation, of our financial statements on form 10-KSB filed March 30, 2007.

(2)          All other compensation for 2006 consists of relocation costs.

The following table sets forth information concerning the outstanding equity awards granted to the named executive officers at December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price ($/sh)	Date
Matthew Foster	—	20,000	$0.10	11/18/2015
	28,572	71,428	$4.25	02/27/2016
	28,572	91,428
Joseph Armstrong	3,000	17,000	$0.10	11/18/2015
	7,142	17,858	$4.25	02/27/2016
	10,142	34,858
Prem Nath	—	100,000	$2.73	07/31/2016

2005 Stock Option Plan

In October 2005, our Board of Directors approved our 2005 Stock Option Plan (the “Option Plan”). The Option Plan was then approved by our stockholders in November 2005. The Option Plan authorizes the grant and issuance of options and other equity compensation to employees, officers and consultants. A total of 750,000 shares of common stock were reserved for issuance under the Option Plan, and in April 2007, our Board of Directors approved an increase to the number of shares reserved for issuance under the Option Plan to 1,000,000, subject to stockholder approval.

The Option Plan is administered by the Compensation Committee of our Board of Directors. Subject to the provisions of the Option Plan, the Committee determines who will receive the options, the number of options granted, the manner of exercise and the exercise price of the options. The term of incentive stock options granted under the Option Plan may not exceed ten years, or five years for options granted to an optionee owning more than 10% of our voting stock. The exercise price of an incentive stock option granted under the Option Plan must be equal to or greater than the fair market value of the shares of our common stock on the date the option is granted. The exercise price of a non-qualified option granted under the Option Plan must be equal to or greater than 85% of the fair market value of the shares of our common stock on the date the option is granted. An incentive stock option granted to an optionee owning more than 10% of our voting stock must have an exercise price equal to or greater than 110% of the fair market value of our common stock on the date the option is granted.

As of December 31, 2006, there were outstanding options to purchase 637,800 shares of common stock under the Option Plan. The following table sets forth information as of December 31, 2006 relating to all of our equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plan approved by security holders	637,800	$1.83	81,000
Equity compensation plans not approved by security holders	—	—	—
TOTAL:	637,800	$1.83	81,000

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We are seeking stockholder approval of changes to our Option Plan intended to qualify for the performance-based compensation exception in Section 162(m).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

COMPENSATION COMMITTEE

Stanley Gallery, Chairman
T.W. Fraser Russell
Richard Swanson

RELATED PARTY TRANSACTIONS

Transactions Involving ITN Energy Systems, Inc.

We were formed in October 2005 to commercialize certain technologies developed by ITN Energy Systems, Inc. (“ITN”). ITN is wholly owned by Inica, Inc., a Delaware corporation (“Inica”). Dr. Mohan Misra, Chairman of our Board of Directors, and an immediate family member own all of the outstanding shares of Inica, Inc.

On January 17, 2006, ITN assigned or licensed certain thin-film PV technology and intellectual property to us and signed a Manufacturing Line Agreement, Sublease Agreement, Administrative Services Agreement and Service Center Agreement with us. In consideration for these asset transfers, licenses and agreements, and after negotiation with ITN, we agreed to issue 1,028,000 shares of our common stock to ITN. The equity consideration paid by us was negotiated with ITN, and the transaction was reviewed and approved by our Audit Committee, which is comprised of all of our independent directors. Although we are unaware of any comparables by which to evaluate the amount or type of consideration, we believe that the transaction with ITN had the following characteristics: (i) the technology assigned and licensed by ITN was proprietary to ITN and was and remains necessary to our business; and (ii) in practice, when a technology license is negotiated with a third party, the licensor typically extracts upfront cash payment and ongoing cash royalties, neither of which was demanded by ITN. For these reasons, our Audit Committee concluded not only that the transaction with ITN was fair and reasonable, but also that it likely was on more favorable terms than could have been negotiated with an unaffiliated party.

Manufacturing Line Agreement.   We contracted with ITN to design and build our 500 kW/shift/year CIGS PV production line on a turnkey basis. We agreed to pay ITN its costs for work performed under the Manufacturing Line Agreement and to reimburse ITN for all materials and equipment purchased. We subsequently decided to design and build aspects of the production line jointly, and we have entered into manufacturing equipment purchase agreements and construction contractor agreements to complete the production line and to make facility modifications.

Sublease Agreement.   During 2006, we subleased approximately 9,500 square feet of office and manufacturing space at cost from ITN. Under the Sublease Agreement, our rent payments are $11,997 per month, resulting in aggregate rent payments in 2006 of $143,964. We also are responsible for certain pass-through expenses, such as taxes, insurance, water and utilities. The building and space that we subleased in 2006 was leased to ITN by an entity of which Stanley Gallery and Mohan Misra, two of our directors, are investors and managers. As of January 1, 2007, they no longer have an investment in the building we are subleasing from ITN. Also as of January 1, 2007, we increased our sublease to include approximately 14,200 square feet of office and manufacturing space at cost from ITN. The sublease expires in June 2010. In 2007, we will pay $17,211 per month of rent through June 30, 2007 and $18,991 per month thereafter, plus pass-through expenses such as taxes, insurance, water and utilities.

Administrative Services Agreement.   ITN has agreed to perform administrative services for us at cost, including services such as facilities maintenance, payroll, human resources, accounting and information technology services. The cost for those services in 2006 was approximately $172,000.

Service Center Agreement.   From time to time, we may find our own facilities inadequate or unsuitable to handle specific or special tasks or processes, but discover that ITN has such capability. Under the Service Center Agreement, we have the right to use, on an as needed and as available basis, certain of ITN’s laboratories, equipment and research and development tools. When we have made periodic use of the laboratories, equipment and tools, we have paid ITN in accordance with ITN’s costs. Although the Service Center Agreement expires in December 2009, it is automatically renewable on a month-to-month basis.

Executive Employment Agreements

We have executive employment agreements with Matthew Foster, our Chief Executive Officer, Janet Casteel, our Chief Accounting Officer and Treasurer, Prem Nath, our Senior Vice President of Manufacturing, Joseph Armstrong, our Vice President and Chief Technology Officer, and Joseph McCabe, our Vice President of Business Development.

Each executive employment agreement has a term of three years and expires: in December 2008 in the cases of Mr. Foster and Dr. Armstrong; in February 2009 in the case of Ms. Casteel; in July 2009 in the case of Dr. Nath; and in January 2010 in the case of Mr. McCabe. Under the terms of each agreement and assuming implementation of announced raises:  Mr. Foster earns a base salary of $181,126 per year and a discretionary bonus of up to 30% of that base salary based upon his individual performance and our performance as a company; Ms. Casteel earns a base salary of $111,779 per year and may receive a discretionary bonus of up to 15% of that base salary based upon her individual performance and our performance as a company; Dr. Armstrong earns a base salary of $124,217 per year and may receive a discretionary bonus of up to 15% of that base salary based upon his individual performance and our performance as a company. Dr. Nath earns a base salary of $162,365 per year and may receive a discretionary bonus of up to 30% of that base salary based upon his individual performance; and Mr. McCabe earns a base salary of $130,000 per year and may receive a discretionary bonus of up to 15% of that base salary based upon his individual performance. Base salary is subject to increase from time to time in the normal course of business. Bonuses are not ensured and are awarded at the discretion of the Board. Each agreement may be terminated without notice if for cause, but 30 days’ advance notice is required for termination without cause. Further, if either Mr. Foster or Dr. Nath is terminated without cause during the term of his employment agreement, he will be entitled to receive his base salary for a period of twelve months after termination. If either Dr. Armstrong, Mr. McCabe or Ms. Casteel is terminated without cause during the term of his or her agreement, he or she will be entitled to receive his or her base salary for a period of six months after termination.

Consulting Agreements

On February 19, 2007, we entered into a consulting agreement with Ashutosh Misra, a member of the our Board of Directors. Pursuant to the terms of the agreement, Mr. Misra will expend a minimum of twenty hours per week assisting us with financial matters, financial and business strategies and investor and investment banking relations. In consideration for these services, we have agreed to pay Mr. Misra a monthly consulting fee of $8,500. The agreement expires on December 31, 2007, but is renewable for one-year terms upon written agreement between the Company and Mr. Misra.

Future Transactions

Future transactions with our officers, directors or greater than five percent stockholders will be on terms no less favorable to us than could be obtained from independent third parties, and all such transactions will be reviewed and subject to approval by members of our Audit Committee, which will have access, at our expense, to our or independent legal counsel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership Amounts

The following table discloses the number of shares of our common stock beneficially owned as of March 15, 2007 by: (1) each stockholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the our common stock; (2) each of our directors and director nominees; (3) each of our named executive officers; and (4) all directors and executive officers as a group. Shares of common stock underlying options or warrants that are currently exercisable or exercisable within 60 days of March 15, 2007 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(4)
Officers and Directors(1)
Matthew Foster	148,502	(5)	2.1%
Prem Nath, Ph.D.	0	(7)	*
Joseph Armstrong, Ph.D.	68,714	(8)	1.0
Mohan S. Misra, Ph.D.	1,458,000	(10)	20.6
Stanley Gallery	41,000	(11)	*
Ashutosh Misra	68,000	(12)	*
T.W. Fraser Russell, Ph.D.	16,000	(13)	*
Richard Swanson	0	(14)	*
All directors and executive officers as a group (10 persons)	1,731,415		24.4%
5% Stockholders
ITN Energy Systems, Inc.(2)	1,028,000		14.5%
Norsk Hydro Produksjon AS(3)	1,600,000		23.0%

                 * Less than 1%

       (1) The address of all officers and directors is: c/o Ascent Solar Technologies, Inc., 8120 Shaffer Parkway, Littleton, Colorado 80127.

       (2) ITN is wholly owned by Inica. Dr. Mohan Misra, Chairman of our Board of Directors, and an immediate family member own all of the outstanding shares of Inica. The address of ITN and Inica is: 8130 Shaffer Parkway, Littleton, Colorado 80127.

       (3) Norsk Hydro Produksjon AS is a wholly-owned subsidiary of Norsk Hydro ASA. The address of Norsk Hydro Produksjon AS is: Drammensveien 264, N-0240 Oslo, Norway.

       (4) Assumes that 6,963,760 shares are outstanding as of March 15, 2007.

       (5) Includes options to purchase 42,857 shares that are vested within 60 days of March 15, 2007, 215 Class A Warrants and 215 Class B Warrants. Does not include options to purchase 77,143 shares that are not vested within 60 days of March 15, 2007.

       (6) Includes options to purchase 14,514 shares that are vested within 60 days of March 15, 2007. Does not include options to purchase 27,286 shares that are not vested within 60 days of March 15, 2007.

       (7) Does not include options to purchase 100,000 shares that are not vested within 60 days of March 15, 2007.

       (8) Includes options to purchase 13,714 shares that are vested within 60 days of March 15, 2007. Does not include options to purchase 31,286 shares that are not vested within 60 days of March 15, 2007.

       (9) Does not include options to purchase 30,000 shares that are not vested within 60 days of March 15, 2007.

(10) Does not include options to purchase 50,000 shares that are not vested within 60 days of March 15, 2007.

(11) Includes options to purchase 16,000 shares that are vested within 60 days of March 15, 2007. Does not include options to purchase 16,000 shares that are not vested within 60 days of March 15, 2007.

(12) Includes 2,000 Class A Warrants and 4,000 Class B Warrants that are exercisable within 60 days of March 15, 2007. Does not include options to purchase 10,000 shares that are not vested within 60 days of March 15, 2007.

(13) Includes options to purchase 8,000 shares that are vested within 60 days of March 15, 2007. Does not include options to purchase 16,000 shares that are not vested within 60 days of March 15, 2007.

(14) Does not include options to purchase 16,000 shares that are not vested within 60 days of March 15, 2007.

Changes of Control

In July 2006, we completed our initial public offering of units comprising common stock, Class A warrants and Class B warrants. As a result of our initial public offering and related issuances, the number of shares of our common stock issued and outstanding increased from 2,000,000 to over 5,200,000.

More recently, in March 2007, we sold 1,600,000 shares of our common stock to Norsk Hydro for $5.7725 per share or $9,236,000 in the aggregate. Norsk Hydro also received options that, if exercised, would enable it to acquire additional shares of our common stock and warrants to purchase our common stock. These options are not exercisable unless and until the options are approved by our stockholders. Please refer to “Proposal No. 3:  Approval of Norsk Hydro Options” for a description of these options and rights that we have granted to Norsk Hydro regarding representation on our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2006, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except for Mohan Misra, Stanley Gallery, Ashutosh Misra, T.W. Fraser Russell, Mark Waller, Matthew Foster, Janet Casteel, Joseph Armstrong and ITN, who each filed one late Form 3 describing initial ownership of our securities.

PROPOSAL NOS. 1 AND NO. 2

ELECTION OF DIRECTORS

Overview

There currently are five members of our Board of Directors. Our certificate of incorporation provides that the Board of Directors will be divided into three classes as nearly equal in number of directors as possible. Our Class 1 directors are Ashutosh Misra and Richard Swanson. Our Class 2 directors are Stanley Gallery and Dr. T.W. Fraser Russell. Our Class 3 director is Dr. Mohan Misra. The terms of our Class 1 directors are scheduled to expire at our 2009 annual meeting. However, Mr. Swanson was appointed by the Board of Directors to fill a Class 1 seat vacated by former director Mark Waller; consequently, pursuant to our Bylaws, Mr. Swanson is standing for election by the stockholders to serve the remainder of the scheduled term (i.e., until the 2009 annual meeting). The terms of our Class 2 directors are scheduled to expire at this meeting, at which both Mr. Gallery and Dr. Russell will stand for re-election. The term of our Class 3 director is scheduled to expire at our 2008 annual meeting.

Nominees

Upon the recommendation of the Company’s Nominating and Governance Committee, the Board of Directors has nominated:

MR. RICHARD SWANSON—CLASS 1 DIRECTOR, to serve until the 2009 annual meeting of stockholders and until his respective successor is elected and qualified.

MR. STANLEY GALLERY AND DR. T.W. FRASER RUSSELL—CLASS 2 DIRECTORS, to serve until the 2010 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Vote Required

The affirmative vote of a majority of shares present in person or by proxy will be required to elect each director nominee.

Recommendation

The Board of Directors recommends that stockholders vote FOR the election of Mr. Swanson, Mr. Gallery and Dr. Russell.

Unless marked otherwise, proxies received will be voted FOR the election of each of these director nominees.

PROPOSAL NO. 3

APPROVAL OF NORSK HYDRO OPTIONS

Overview

Our stockholders are being asked to approve aspects of the securities financing described in the Securities Purchase Agreement dated as of March 13, 2007 and related agreements (the “Financing Transaction”) and the issuances of shares of common stock and warrants contemplated thereby and in connection therewith. The Financing Transaction includes the following securities transactions:

•       The sale and issuance of 1,600,000 shares of our common stock (representing, upon completion, approximately 23.0% of our issued and outstanding common stock) to Norsk Hydro Produksjon AS, a wholly-owned subsidiary of Norsk Hydro ASA, one of the world’s leading suppliers of energy and aluminum (the “Tranche 1 Shares”).

•       The issuance to Norsk Hydro of an option (the “Initial Warrants Option”) to purchase restricted Class A Warrants and restricted Class B Warrants (together, the “Initial Warrants”) that are otherwise identical to the Class A Warrants and Class B Warrants currently traded on Nasdaq under the symbols ASTIW and ASTIZ, respectively. The number of restricted warrants that Norsk Hydro will be entitled to purchase pursuant to the Initial Warrants Option will be that number of Class A Warrants that will result in Norsk Hydro owning 23.0% of all issued and outstanding Class A Warrants, and that number of Class B Warrants that will result in Norsk Hydro owning 23.0% of all issued and outstanding Class B Warrants.

•       The issuance to Norsk Hydro of an option (the “Tranche 2 Option”) to purchase additional shares of restricted common stock (the “Tranche 2 Shares”), Class A Warrants and Class B Warrants (together the “Tranche 2 Warrants” and, together with the Tranche 2 Shares, the “Tranche 2 Securities”) that would result in Norsk Hydro owning up to 35.0% of the issued and outstanding common stock, Class A Warrants and Class B warrants.

The sale and issuance of the Tranche 1 Shares to Norsk Hydro was completed on March 13, 2007. Our stockholders are being asked to approve the issuance of common stock and warrants included in the Initial Warrants Option and the Tranche 2 Option in accordance with Rule 4350 of the Nasdaq Marketplace Rules.

Background and Summary of the Financing Transaction

In March 2007, we sold 1,600,000 shares of common stock to Norsk Hydro in a private placement pursuant to Rule 506 of Regulation D. The arrangement creates a defined path for Norsk Hydro to become the largest stockholder, and a significant strategic business partner, of Ascent. The private placement was effected pursuant to a Securities Purchase Agreement, Registration Rights Agreement and Stockholders’ Agreement, each dated March 13, 2007. On the same date, our Chairman Dr. Mohan S. Misra (and his affiliates Inica and ITN) executed a Voting Agreement with Norsk Hydro.

The Financing Transaction comprises three parts: first, the sale of the Tranche 1 Shares already has occurred; second, we have given Norsk Hydro an Initial Warrants Option to purchase Class A Warrants and Class B Warrants after this 2007 annual meeting of stockholders; third, we have given Norsk Hydro a Tranche 2 Option to purchase additional shares of common stock, Class A Warrants and Class B Warrants after December 13, 2007. Because of Nasdaq Marketplace Rules, Norsk Hydro may not exercise the Initial Warrants Option or the Tranche 2 Option unless and until the stockholders approve those options. In other words, the second and third parts of the Financing Transaction are subject to stockholder approval.

If both the Initial Warrants Option and the Tranche 2 Option are approved by our stockholders at this annual meeting, we expect that Norsk Hydro will exercise its Initial Warrants Option and its Tranche 2

Option as each becomes exercisable, and that Norsk Hydro eventually will own approximately 35.0% of our then-outstanding shares of common stock, Class A Warrants and Class B Warrants.

Reasons for the Financing Transaction

We completed our initial public offering (“IPO”) of securities in July 2006. We raised net proceeds of approximately $14 million in our IPO. The majority of the net proceeds from the IPO, or approximately $10 million, are expected to be expended on the capital equipment that will make up our 1.5MW pilot-scale production facility. In the last quarter of 2006, our quarterly operational burn rate was approximately $900,000 with an additional $370,000 expended in capital for our manufacturing line. As of December 31, 2006, our cash position was approximately $10.7 million on hand; however, most of this cash is committed toward progress payments to our equipment suppliers, to maintain the production line development schedule and to ensure delivery of our production tools in the third and fourth quarters of 2007. In order to more effectively manage our projected needs in 2007 and 2008, we raised additional funds through the private placement with Norsk Hydro.

We believe that the Financing Transaction will provide substantial capital to support and expand our continuing operations, including assembly of our pilot-scale production line and expansion of production capacity. We believe that Norsk Hydro is a committed long-term investor who is knowledgeable and active in our industry. Furthermore, if the Financing Transaction is approved by our stockholders, Norsk Hydro has committed to create a strategic relationship to develop integrated building solutions, a market segment that we have targeted for our photovoltaic module products. The building systems division of Norsk Hydro and its affiliates is one of the largest in the world and markets product under three main brand names DOMAL, TECHNAL and WICONA. We believe that Norsk Hydro’s stature in the integrated building systems market will present us with a compelling opportunity to market and sell our photovoltaic products. Also, we believe that a representative of Norsk Hydro will add valuable expertise to our Board of Directors, and that the addition of significant financial resources from the Financing Transaction will enhance our ability to recruit and retain high-quality employees and consultants in the future.

Nasdaq Stockholder Approval Requirements

We are submitting the proposal to approve the Initial Warrants Option and the Tranche 2 Option for stockholder approval pursuant to Rule 4350 of the Nasdaq Marketplace Rules (“Nasdaq Rule 4350”), which contains the qualitative listing requirements applicable to Nasdaq Capital Market issuers, such as Ascent. Among other items, Nasdaq Rule 4350 requires stockholder approval prior to the issuance of securities in the following two circumstances:

•       In connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock; and

•       When the issuance or potential issuance of securities of the issuer will result in a change of control of the issuer, which generally involves the issuance of common stock (or options or warrants exercisable for common stock) representing greater than 20% of  the voting power of the company before the issuance, unless the directors and executive officers of the company continue to hold the largest block of voting power after the issuance.

Applying these requirements to the Financing Transaction, we are seeking stockholder approval of the Initial Warrants Option and the Tranche 2 Option for the following reasons:

•       Although the Initial Shares represented approximately 23.0% of the voting power of the Company immediately after the issuance: (i) the Initial Shares were sold to Norsk Hydro at a premium to the book and market value of our common stock on the date of sale; and (ii) after the sale, our directors and executive officers continued to hold the largest block of voting power in the Company. Consequently, stockholder approval was not required by Nasdaq Rule 4350 prior to the sale of the Initial Shares.

•       Norsk Hydro would receive Class A Warrants and Class B Warrants upon exercise of the Initial Warrants Option. Assuming exercise of these Class A Warrants and Class B Warrants, and all other things held equal, Norsk Hydro would hold more voting power than the combined voting power of our directors and executive officers. Furthermore, because the exercise price of the Initial Warrants Option will be derived from a five-day trailing average of closing bid prices of the Class A Warrants and Class B Warrants, it is possible that the exercise price of the Initial Warrants Option will be less than the market values of the Class A Warrants and Class B Warrants. For these reasons, stockholder approval of the Initial Warrants Option is required before the Initial Warrants Option can be exercised.

•       Norsk Hydro would receive common stock, Class A Warrants and Class B Warrants upon exercise of the Tranche 2 Option. All other things held equal, upon exercise of the Tranche 2 Option, Norsk Hydro would hold more voting power than the combined voting power of our directors and executive officers. Furthermore, because the exercise price of the Tranche 2 Option will be derived from a five day trailing average of closing bid prices of the common stock, Class A Warrants and Class B Warrants, it is possible that the exercise price of the Tranche 2 Option will be less than the market values of the common stock, Class A Warrants and Class B Warrants. For these reasons, stockholder approval of the Tranche 2 Option is required before the Tranche 2 Option can be exercised.

Interest in Certain Persons in the Financing Transaction

Norsk Hydro currently owns 1,600,000 shares, or approximately 23.0%, of our common stock. If the stockholders approve the Initial Warrants Option and the Tranche 2 Option, by the end of this fiscal year, Norsk Hydro might become the beneficial owner of approximately 35.0% of our then-outstanding common stock, Class A Warrants and Class B Warrants. In addition, assuming stockholder approval is obtained and so long as Norsk Hydro continues to hold at least 15% of our outstanding common stock, Ascent shall use its reasonable efforts to elect a designated representative of Norsk Hydro to the Board of Directors, and Norsk Hydro also will have the right to have an observer in attendance at our Board of Director meetings. The size of our Board of Directors would be expanded from five to seven.

No Dissenters’ Rights

Under applicable Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the approval of the Initial Warrants Option or the Tranche 2 Option.

Summary of Terms of the Financing Transaction

Below is a summary of the terms of the Financing Transaction and the provisions of the transaction documents.

The following summary is intended to provide you with certain information concerning the Financing Transaction; however, it is not a substitute for the Securities Purchase Agreement, the Stockholders’ Agreement, the Registration Rights Agreement or the Voting Agreement, each of which has been attached as an exhibit to a Form 8-K current report filed by us on March 13, 2007. For additional information about the Financing Transaction, you may retrieve copies of the financing documents from the SEC’s EDGAR database at www.sec.gov.

Securities Purchase Agreement

Under the terms of the Securities Purchase Agreement:

(a)    Norsk Hydro agreed to acquire 1,600,000 shares of Ascent’s common stock (representing, upon completion, approximately 23.0% of the Company’s outstanding common stock) at a price of $5.7725 per share or $9,236,000 in the aggregate at a closing that occurred on March 13, 2007. The purchase price represents 125% of the average of the closing bids of Ascent’s common stock in the five consecutive trading days ending on and including March 12, 2007, as reported by Nasdaq. The closing bid price of the common stock reported by Nasdaq on March 12, 2007 was $4.67. Immediately upon completion of the sale, Ascent’s directors and officers beneficially owned approximately 24.0% of the outstanding common stock.

(b)   Ascent issued to Norsk Hydro an Initial Warrants Option to purchase restricted Class A Warrants and restricted Class B Warrants that are otherwise identical to the Class A Warrants and Class B Warrants currently traded on Nasdaq under the symbols ASTIW and ASTIZ, respectively. The number of restricted warrants that Norsk Hydro will be entitled to purchase pursuant to the Initial Warrants Option will be that number of Class A Warrants that will result in Norsk Hydro owning 23.0% of all issued and outstanding Class A Warrants, and that number of Class B Warrants that will result in Norsk Hydro owning 23.0% of all issued and outstanding Class B Warrants. Norsk Hydro may not exercise the Initial Warrants Option unless and until Ascent’s stockholders approve the terms of the Initial Warrants Option and the Tranche 2 Option (the “Stockholder Approval”). The Initial Warrants Option expires on the second anniversary of such Stockholder Approval. If the Initial Warrants Option is exercised: the purchase price of each restricted Class A Warrant sold pursuant to the option will be equal to the average of the closing bids of Ascent’s Class A Warrants in the five consecutive trading days ending on and including the trading day that is one day prior to the date of exercise, as reported by Nasdaq; and the purchase price of each restricted Class B Warrant sold pursuant to the option will be equal to the average of the closing bids of Ascent’s Class B Warrants in the five consecutive trading days ending on and including the trading day that is one day prior to the date of exercise, as reported by Nasdaq.

Ascent is not obligated to register the Class A Warrants and Class B Warrants that would be issued upon exercise of the Initial Warrants Option; however, Norsk Hydro has received registration rights as to the shares of common stock underlying the Initial Warrants. Please refer to “Registration Rights Agreement” (below) for information about these registration rights.

Exercise of the Initial Warrants by Norsk Hydro is subject to certain restrictions intended to both limit and protect Norsk Hydro’s percentage ownership of Ascent’s common stock for a period of time. These restrictions are described in “Stockholders’ Agreement” below.

(c)    Ascent issued to Norsk Hydro a Tranche 2 Option to purchase Tranche 2 Shares and Tranche 2 Warrants that would result in Norsk Hydro owning up to 35.0% of the issued and outstanding common stock, Class A Warrants and Class B Warrants post-sale. Norsk Hydro may not exercise the Tranche 2 Option until December 13, 2007, and then only if Stockholder Approval has been obtained. The Tranche 2 Option expires on the second anniversary of such Stockholder Approval. If the Tranche 2 Option is exercised: the purchase price of each restricted share sold pursuant to the option will be equal to the average of the closing bids of Ascent’s common stock in the five consecutive trading days ending on and including the trading day that is one day prior to the date of exercise, as reported by Nasdaq; the purchase price of each restricted Class A Warrant sold pursuant to the option will be equal to the average of the closing bids of Ascent’s Class A Warrants in the five consecutive trading days ending on and including the trading day that is one day prior to the date of exercise, as reported by Nasdaq; and the purchase price of each restricted Class B Warrant sold pursuant to the option will be equal to the average of the closing bids of Ascent’s Class B

Warrants in the five consecutive trading days ending on and including the trading day that is one day prior to the date of exercise, as reported by Nasdaq.

Ascent is not obligated to register the Class A Warrants and Class B Warrants that would be issued upon exercise of the Tranche 2 Option; however, Norsk Hydro has received registration rights as to the Tranche 2 Shares and shares of common stock underlying the Tranche 2 Warrants. Please refer to “Registration Rights Agreement” (below) for information about these registration rights.

Exercise of the Tranche 2 Warrants by Norsk Hydro is subject to certain restrictions intended to both limit and protect Norsk Hydro’s percentage ownership of Ascent’s common stock for a period of time. These restrictions are described in “Stockholders’ Agreement” below.

(d)   Ascent has agreed to submit the terms of the Initial Warrants Option and the Tranche 2 Option to Ascent’s stockholders for approval at the 2007 annual meeting of stockholders.

Stockholders’ Agreement

Under the terms of the Stockholders’ Agreement:

(a)    Norsk Hydro has agreed that until the second anniversary of Stockholder Approval, it may exercise Initial Warrants and Tranche 2 Warrants only to sustain its then-existing percentage ownership of Ascent common stock.

(b)   Norsk Hydro has agreed that until the second anniversary of Stockholder Approval, it will not, without prior approval of Ascent’s Board of Directors, acquire more than 35% of Ascent’s issued and outstanding common stock. This restriction will terminate in certain circumstances, including if: (i) Ascent’s Board of Directors solicits, or announces an intention to solicit, an offer by a third party to acquire at least 20% of Ascent’s common stock or assets (an “Acquisition Proposal”); (ii) Ascent’s Board of Directors approves, accepts, authorizes or an Acquisition Proposal; (iii) Ascent or an affiliate enters into any letter of intent or agreement with respect to an Acquisition Proposal; or (iv) a third party acquires or announces an intent to acquire at least 20% of Ascent’s outstanding common stock.

(c)    Norsk Hydro will receive preemptive rights to purchase its pro rata share of future offerings by Ascent of equity securities (or rights convertible into equity securities), with a limited number of customary exceptions.

(d)   After Stockholder Approval of the Initial Warrants and the Tranche 2 Securities, the Company shall increase the size of its Board from five to seven and, so long as Norsk Hydro continues to hold at least 15% of Ascent’s outstanding common stock, shall use its reasonable efforts to elect a designated representative of Norsk Hydro to the Board of Directors (“Director Designee”). If Stockholder Approval is not obtained by July 13, 2007, then Ascent shall still use its reasonable efforts to elect a Director Designee the Board of Directors and to cause the Board of Directors to include a Director Designee until at least March 13, 2009, even if during any portion of that period Norsk Hydro holds less than 15% of Ascent’s outstanding common stock. Norsk Hydro also may designate an observer in addition to the Director Designee to attend all Board of Directors meetings at which non-independent or management directors are permitted in attendance.

(e)    After Stockholder Approval, Norsk Hydro and Ascent will work together to develop and enter into a strategic relationship whereby Norsk Hydro will use its commercially reasonable efforts to provide a non-exclusive market for Ascent’s thin-film photovoltaic products for use in connection with Norsk Hydro’s building systems business.

Registration Rights Agreement

Under the terms of the Registration Rights Agreement, Norsk Hydro is given demand and piggy-back registration rights with regard to the Tranche 1 Shares, the Tranche 2 Shares and the shares of common stock that Norsk Hydro would receive upon exercise of the Initial Warrants and the Tranche 2 Warrants. No registration rights attach to the warrants themselves. Demand registration may be initiated by Norsk Hydro at any time after March 13, 2008.

Voting Agreement

Under the terms of the Voting Agreement, Dr. Misra, Inica and ITN have agreed:

(a)    To vote (or cause to be voted) in person or by proxy all shares beneficially owned by them in favor of the transactions contemplated in the agreements cited above.

(b)   To vote (or cause to be voted) in person or by proxy all shares beneficially owned by them in favor of Norsk Hydro’s Director Designee during the periods specified in “Stockholders’ Agreement” above.

(c)    With limited exceptions, not to sell, transfer, pledge, encumber, assign or otherwise dispose of any shares of Ascent Common Stock currently owned by them, during the term of the Voting Agreement.

Impact of the Financing Transaction on Existing Stockholders

Before voting, each stockholder should consider the fact that the Financing Transaction will provide substantial capital that will be important to the continuing operations of the Company and our efforts to initiate production and expand production capacity. As noted in “Reasons for the Financing Transaction,” most of our cash on hand at December 31, 2006 was committed toward progress payments to our equipment suppliers, to maintain the production line development schedule and to ensure delivery of our production tools in the third and fourth quarters of 2007. Additional cash was and is needed to more effectively manage our projected needs in 2007 and 2008.

If the stockholders approve the Initial Warrants Option and Tranche 2 Option, Norsk Hydro would own approximately 35.0% of our outstanding common stock, Class A Warrants and Class B Warrants upon its exercise of those options. As a result, although exercise of those options will inject substantial capital into our accounts for use in sustaining and expanding our operations, the transactions will have a dilutive effect on our current stockholders whose aggregate percentage ownership in the Company will decline significantly as a result of the Financing Transaction. Norsk Hydro also will have representation on our Board of Directors.

All shares of common stock, Class A Warrants and Class B Warrants issued to Norsk Hydro will be restricted securities. Although no registration rights attach to the Class A Warrants and Class B Warrants, Norsk Hydro will have registration rights as to the Tranche 1 Shares, the Tranche 2 Shares and the shares of common stock that Norsk Hydro would receive upon exercise of the Initial Warrants and the Tranche 2 Warrants. Demand registration may be initiated by Norsk Hydro at any time after March 13, 2008. Upon registration, these shares will become generally available for immediate resale in the public market.  The market price of our common stock could fall as a result of such resales due to the increased number of shares of common stock available for sale in the market.

As of March 1, 2007, there were approximately 5,363,760 shares of our common stock, 3,290,894 Class A Warrants and 6,581,788 Class B Warrants issued and outstanding. After Norsk Hydro’s purchase of the 1,600,000 Tranche 1 Shares on March 13, 2007, there were approximately 6,963,760 shares of common stock issued and outstanding. Assuming that these figures remain unchanged, Norsk Hydro would be entitled to purchase: (i) up to approximately 981,668 Class A Warrants and 1,963,336 Class B Warrants upon exercise of Initial Warrants Option; and (ii) up to approximately 1,288,178 shares of common stock, 790,352 Class A Warrants and 1,580,704 Class B Warrants upon exercise of the Tranche 2 Option. In sum, using the share and warrant figures as of March 1, 2007, there would be approximately 8,251,938 shares of common stock, 5,062,914 Class A Warrants and 10,125,828 Class B Warrants issued and outstanding after exercise of the Initial Warrants Option and the Tranche 2 Option by Norsk Hydro. These figures will vary if public warrantholders exercise their Class A Warrants or Class B Warrants, or if additional shares are issued by the Company in connection with the exercise of stock options or otherwise.

Vote Required

A majority of the votes properly cast in person or by proxy on the proposal and not beneficially owned by Norsk Hydro Produksjon AS will be required to approve the options granted by the Company to Norsk Hydro.

Recommendation

Our Board of Directors has determined that the options granted to and investment by Norsk Hydro are advisable and in the best interests of the Company and recommends that stockholders vote FOR the approval of the Initial Warrants Option and Tranche 2 Option issued to Norsk Hydro.

Unless marked otherwise, proxies received will be voted FOR the approval of the Initial Warrants Option and Tranche 2 Option issued to Norsk Hydro.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT AND RESTATEMENT OF 2005 STOCK OPTION PLAN

Overview

Subject to stockholder approval, the Board of Directors approved an amendment and restatement of our 2005 Stock Option Plan to increase the number of shares of common stock authorized for issuance under the Option Plan from 750,000 shares to 1,000,000 shares, and to limit the number of shares that may be granted to individual employees as stock option awards in a single fiscal year to qualify such awards as performance-based compensation under Section 162(m) of the Internal Revenue Code.

The Option Plan was adopted to provide meaningful incentives for the achievements of our directors, officers, employees and other service providers, which, in turn, are expected to improve the Company’s long-term performance. We are asking our stockholders to approve an increase in the number of shares issuable under the Option Plan in order to continue this company-wide compensation strategy and to provide resources to recruit and retain qualified personnel to support our planned strategic growth. Under the Option Plan, the number of shares of common stock currently authorized by our stockholders for issuance is 750,000 shares. As of March 31, 2007, only about 15,000 shares remained available for grant under the Option Plan. As of March 31, 2007, approximately 24 persons were eligible to participate in the Option Plan. If the stockholders approve the amendment and restatement of the Option Plan, 250,000 additional shares will be available for issuance under the Option Plan.

We are also asking our stockholders to approve the proposed amended and restated Option Plan so that awards granted under it may qualify as “performance-based” compensation under the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code, in order for the Company to be able to deduct compensation in excess of $1 million paid in any year to our chief executive officer or the four other most highly compensated executive officers (within the meaning of Section 162(m)), the compensation must qualify as “performance-based.”  One way for stock option-based compensation to qualify as performance-based under the Option Plan is by limiting the number of optioned shares that may be awarded to an employee during a specific period of time if the stockholders approve such limits. The material terms of the proposed limits for awards under the amended and restated Option Plan (namely, that no employee shall be granted, in any fiscal year of the Company, options to purchase more than 100,000 shares) are described below.

A copy of the amended and restated Option Plan is attached to this proxy statement as an appendix and is incorporated herein by reference. The following description is a summary of the material terms of the proposed amended and restated Option Plan and does not purport to be a complete description. Please refer the attached amended and restated Option Plan for more detailed information.

Description of the Option Plan

Purpose.   The purpose of the Option Plan is to provide a means to allow grants of stock options to selected employees, directors and consultants in order to attract and retain the best available personnel and to promote the success of the Company’s business.

Administration.   The Option Plan may be administered by the Board of Directors or any of its committees (the “Plan Administrator”). The Plan Administrator, subject to the terms and conditions of the Option Plan, has the authority to determine all matters related to the Option Plan in its discretion, including the authority to select the individuals to receive awards and to determine the number of shares to be subject to each award, the exercise price of options, the forms to be used under the Option Plan and all other terms and conditions of the award.

Stock Subject to the Option Plan.   The amended and restated Option Plan authorizes the issuance of up to 1,000,000 shares of our common stock. Shares of common stock covered by an award granted under the Option Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the Option Plan that lapse, are canceled or forfeited, settled for cash revert to and are available for grant under the Option Plan. The shares of stock deliverable under the Option Plan may consist in whole or in part of authorized and unissued shares or shares now held or subsequently acquired by the Company. The aggregate number of shares available for issuance under the Option Plan will be adjusted in the event of a change affecting our capitalization, such as stock splits, reverse stock splits, stock dividends, combinations or reclassifications or the like.

Awards.   The Plan Administrator is authorized to grant incentive stock options and nonqualified stock options under the Option Plan. Awards may consist of one or both of these grant types.

Eligibility.   Awards may be granted to employees, officers, directors, agents, consultants, advisors or independent contractors of the Company or a parent or subsidiary of the Company, except that only employees of the Company may receive incentive stock options.

Terms and Conditions of Stock Option Grants.   At the discretion of the Plan Administrator, options granted under the Option Plan may be either nonqualified stock options or incentive stock options as defined in Code Section 422. The exercise price for each option is determined by the Plan Administrator, but may not be less than 100% of fair market value on the date of grant in the case of an incentive stock option, or less than 85% of fair market value on the date of grant in the case of an nonqualified stock option (unless intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, in which case the exercise may be no less than 100% of fair market value). As of April 16, 2007, the closing price per share of our common stock as reported by Nasdaq was $10.74.

The exercise price for shares purchased under an option must be paid in a form acceptable to the Plan Administrator, which form may include cash, checks, shares of stock, cashless exercise pursuant to a Company implemented plan, a reduction in the amount of liability owed to the Company, or such other consideration as the Plan Administrator may permit.

Unless the Plan Administrator determines otherwise in a particular option agreement, the term of each option will be ten years from the date of grant and each option will vest and become exercisable as follows: 25% of the option will vest on each of the first, second, third and fourth anniversaries of the date of grant.

The vested portion of options may be exercised at any time in whole or in part in accordance with their terms. The unvested portion terminates upon termination of an optionee’s employment or service relationship with the company for any reason and reverts to the Option Plan. In the event of termination for a reason other than death or total and permanent disability, and unless otherwise provided by the Plan Administrator in an option agreement, the vested portion of options will generally be exercisable for 90 days after the date of termination. In the event of termination by reason of death or total and permanent disability, and unless otherwise provided for by the Plan Administrator in an option agreement, the option will generally be exercisable for one year from the date of such termination.

Unless determined otherwise by the Plan Administrator, options may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or by the applicable laws of descent and distribution.

Capital Adjustments.   In the event of a stock split, reverse stock split, stock dividend, combination, reclassification or any increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, the number of shares covered by each outstanding option and the number of shares which have been authorized for issuance under the Option Plan but as to which no options have yet been granted or which have reverted to the Option Plan upon cancellation or expiration of an option, as well as the exercise price of each outstanding option, shall be proportionately adjusted.

Section 162(m) of the Internal Revenue Code imposes a $1 million annual deduction limit on the compensation paid to the chief executive officer and the four other most highly paid officers of a publicly traded company. Section 162(m) provides an exception to this deduction limit for “performance-based compensation” that meets certain requirements. Stock option-based compensation that qualifies as performance-based compensation under Section 162(m) includes stock option awards granted under a stockholder-approved plan that specifies a maximum number of shares that may be awarded to an employee during a specified period of time. The Option Plan does not have to specify performance criteria, and vesting does not have to be based on achievement of performance goals. The exercise price of the stock options must be at least equal to the fair market value of the underlying stock on the date of grant.

In order to comply with Section 162(m), under the terms of the amended and restated Option Plan, an employee may not receive awards in any one fiscal year with respect to more than 100,000 shares. The foregoing limits are subject to automatic adjustment in the event of a stock split, reverse stock split, stock dividend, combination, reclassification or similar event.

Corporate Transactions.   In the event of a proposed dissolution or liquidation of the Company, the Plan Administrator may permit an optionee to exercise all vested and unvested options until 10 days prior to the dissolution or liquidation. In the event of a merger or asset sale, each outstanding option may, at the discretion of the Plan Administrator, be assumed or an equivalent option or right be substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event the successor corporation refuses to assume or provide substitutes for the option, the option shall immediately become exercisable in full.

Term, Termination and Amendment.   Unless earlier terminated by the Board of Directors, the amended and restated Option Plan will terminate on November 18, 2015. The Board of Directors may at any time amend the Option Plan, subject to stockholder approval to the extent required by applicable law, regulation, or stock exchange rules. The amendment, suspension or termination of the Option Plan or a portion thereof or the amendment of an outstanding award cannot, without the participant’s consent, materially adversely affect any rights under any outstanding award. No amendment that would constitute a “modification” to an outstanding incentive stock option that would cause the option to fail to continue to qualify as an incentive stock option under Code Section 422 will be made without the consent of the optionee.

Other Information.   A “new plan benefits” table, as described in the SEC’s proxy rules, is not provided because all awards made under the amended and restated Option Plan are discretionary. However, please refer to the “Executive Compensation—2005 Stock Option Plan” in this proxy statement, which provide information on the grants made in the last fiscal year, and please refer to the description of grants made to our nonemployee directors in the last fiscal year under the heading “Board of Directors—Director Compensation” in this proxy statement.

Federal Income Tax Consequences

The following discussion summarizes the material United States federal income tax consequences to the Company and to participants in the Option Plan. This summary is based on the Internal Revenue Code (the “Code”) and the United States Treasury regulations promulgated thereunder as in effect on the date of this proxy statement, all of which may change with retroactive effect. This summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the Option Plan.

Incentive Stock Options.   The incentive stock options granted under the Option Plan are intended to qualify for favorable federal income tax treatment accorded “incentive stock options” under the Code. Generally, the grant or exercise of an incentive stock option does not result in any federal income tax consequences to the participant or to the Company. However, the optionee generally will have taxable income for alternative minimum tax purposes at the time of exercise as if the option were a nonqualified stock option.

The federal income tax consequence of a disposition of stock acquired through the exercise of an incentive stock option will depend on the period such stock is held prior to disposition. If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, the participant will recognize long-term capital gain or loss in the year of disposition, equal to the difference between the amount realized on the disposition of the stock and the amount paid for the stock on exercise of the option.

Generally, if a participant disposes of the stock before the expiration of either the statutory holding periods described above (a disqualifying disposition), the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price and (ii) the excess of the amount realized on the disposition of the stock over the exercise price. Subject to certain limitations, to the extent the participant recognized ordinary income by reason of a disqualifying disposition, the Company generally will be entitled to a corresponding business expense deduction in the taxable year during which the disqualifying disposition occurs. Generally, in the taxable year of a disqualifying disposition, the participant will also recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income by reason of the disqualifying disposition. Such capital gain or loss will be characterized as short-term or long-term depending on how long the stock was held.

Nonqualified Stock Options.   Generally, the grant of a nonqualified stock option will not result in any federal income tax consequences to the Company or the participant. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option. Subject to certain limitations, the Company will be generally entitled to a corresponding business expense deduction equal to the ordinary income recognized by the participant.

Upon disposition of stock, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held.

Potential Limitations on Deductions.   Section 162(m) of the Code precludes a deduction for compensation paid to our chief executive officer and our other four highest compensated officers to the extent that such compensation exceeds $1 million for a taxable year. If certain requirements are met, qualified performance-based compensation is disregarded for purposes of the $1 million limitation.

Vote Required

A majority of the votes properly cast in person or by proxy on the proposal will be required to approve the amended and restated Option Plan.

Recommendation

Our Board of Directors has determined that amendment and restatement of the Option Plan is advisable and in the best interests of the Company and recommends that stockholders vote FOR the approval of the proposed amendment and restatement of the Option Plan.

Unless marked otherwise, proxies received will be voted FOR the approval of the proposed amendment and restatement of the Option Plan.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2008 annual meeting of stockholders must be received by the Company at its principal offices by January 2, 2008 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Furthermore, that proxy may confer discretionary authority to vote on any matter not submitted to us by March 17, 2008.

OTHER BUSINESS

We know of no other business to be presented at the 2007 annual meeting. If any other business properly comes before the annual meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the accompanying form of proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Matthew B. Foster
President and Chief Executive Officer

April 30, 2007
Littleton, Colorado

Appendix

ASCENT SOLAR TECHNOLOGIES, INC.
AMENDED AND RESTATED
2005 STOCK OPTION PLAN
(amended                  , 2007)

1.     Purposes of the Plan.   The purposes of this 2005 Stock Option Plan are:

•       to attract and retain the best available personnel;

•       to provide additional incentive to Employees, Directors and Consultants; and

•       to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

2.     Definitions.   As used herein, the following definitions shall apply:

(a)    “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)   “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

(c)    “Board” means the Board of Directors of the Company.

(d)   “Code” means the Internal Revenue Code of 1986, as amended.

(e)    “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(f)    “Common Stock” means the common stock of the Company.

(g)    “Company” means Ascent Solar Technologies, Inc., a Delaware corporation.

(h)   “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i)    “Director” means a member of the Board.

(j)     “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k)   “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed one hundred eighty (180) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(n)   “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o)   “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(p)   “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

(q)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r)    “Option” means a stock option granted pursuant to the Plan.

(s)    “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(t)    “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(u)   “Optioned Stock” means the Common Stock subject to an Option.

(v)    “Optionee” means the holder of an outstanding Option granted under the Plan.

(w)   “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x)    “Plan” means this 2005 Stock Option Plan, as amended.

(y)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(z)    “Section 16(b)” means Section 16(b) of the Exchange Act.

(aa)  “Service Provider” means an Employee, Director or Consultant.

(bb) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(cc)  “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.     Stock Subject to the Plan.   Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is one million (1,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.     Administration of the Plan.

(a)    Procedure.

(i)    Multiple Administrative Bodies.   The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii)   Section 162(m).   To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)  Rule 16b-3.   To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)  Other Administration.   Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)   Powers of the Administrator.   Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)    to determine the Fair Market Value;

(ii)   to select the Service Providers to whom Options may be granted hereunder;

(iii)  to determine the number of shares of Common Stock to be covered by each Option  granted hereunder;

(iv)  to approve forms of agreement for use under the Plan;

(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)  to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

(vii) to institute an Option Exchange Program;

(viii)            to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x)    to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision.   The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

5.     Eligibility.   Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.     Limitations.

(a)    Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)   Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c)    No Employee shall be granted, in any one fiscal year of the Company, Options to purchase more than one hundred thousand (100,000) Shares.

7.     Term of Plan.   Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

8.     Term of Option.   The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.     Option Exercise Price and Consideration.

(a)    Exercise Price.   The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)    In the case of an Incentive Stock Option

(A)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)   In the case of a Nonstatutory Stock Option

(A)  granted to a Service Provider who, at the time the Nonstatutory Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)  intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(C)  Granted to any other Service Provider, the per Share exercise price shall be no less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

(iii)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b)   Waiting Period and Exercise Dates.   At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

(c)    Form of Consideration.   The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)    cash;

(ii)   check;

(iii)  other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)  consideration received by the Company under a cashless exercise program, if implemented by the Company in connection with the Plan;

(v)    a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vi)  any combination of the foregoing methods of payment; or

(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.   Exercise of Option.

(a)    Procedure for Exercise; Rights as a Stockholder.   Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless otherwise stated in the Option Agreement, Options shall become exercisable at a rate of twenty-five percent (25%) per year over four (4) years from the date the Options are granted, with twenty-five percent (25%) of the Shares under the Option vesting on each of the first, second, third and fourth anniversaries of the date of grant. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)   Termination of Relationship as a Service Provider.   If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within ninety (90) days of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)    Disability of Optionee.   If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within one (1) year of termination, or such longer period of time as may be specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)   Death of Optionee.   If an Optionee dies while a Service Provider, the Option may be exercised within one (1) year following Optionee’s death, or such longer period of time as may be specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)    Buyout Provisions.   The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.   Limited Transferability of Options.   Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee. If the Administrator in its sole discretion makes an Option transferable, such Option may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended.

12.   Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)    Changes in Capitalization.   Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option .

(b)   Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c)    Merger or Asset Sale.   In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option may, at the discretion of the Administrator or the successor corporation, be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Option or portions of Options outstanding as of the date of such event that are not yet fully vested shall immediately become exercisable in full. In such event, the Administrator or the successor corporation, as the case may be, shall promptly notify the Optionee in writing or electronically of the qualifying merger or asset sale and of the exercisability of the Option; the Option and any portion thereof, whether vested or unvested, shall be exercisable by the Optionee for a period of fifteen (15) calendar days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

13.   Date of Grant.   The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14.   Amendment and Termination of the Plan.

(a)    Amendment and Termination.   The Board may at any time amend, alter, suspend or terminate the Plan.

(b)   Stockholder Approval.   The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination.   No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

15.   Conditions Upon Issuance of Shares.

(a)    Legal Compliance.   Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)   Investment Representations.   As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16.   Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.   Reservation of Shares.   The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18.   Stockholder Approval.   The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

19.   Information to Optionees.   The Company shall provide, or make available, to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such participant has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

ASCENT SOLAR TECHNOLOGIES, INC.
2005 STOCK OPTION PLAN
STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.   NOTICE OF STOCK OPTION GRANT

«NAME»

The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:
Vesting Commencement Date: (same as Date of Grant, if left blank)
Exercise Price per Share:
Total Number of Shares Granted:
Type of Option:	Incentive Stock Option
Nonstatutory Stock Option
Expiration Date: (10 years from Date of Grant, if left blank)

Vesting Schedule:

Twenty-five percent (25%) of the Shares subject to the Option shall vest on each of the first, second, third and fourth anniversaries of the Vesting Commencement Date, subject to Optionee continuing as a Service Provider on such dates.

Termination Period:

This Option shall be exercisable for ninety (90) days after Optionee ceases to be a Service Provider. Upon Optionee’s death or disability, this Option may be exercised for such longer period as provided in the Plan. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

II.   AGREEMENT

1.     Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”).

2.     Exercise of Option.

(a)    Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

(b)   Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3.     Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)    cash or check;

(b)   consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

(c)    surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

(d)   any other form or manner endorsed in the Plan.

4.     Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

5.     Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6.     Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

7.     Tax Obligations.

(a)    Taxes. Optionee acknowledges and agrees that Optionee is solely responsible for the satisfaction of all federal, state, local and foreign income and other tax arising from or applicable to the Option exercise and the acquisition or sale of the Optioned Stock. Optionee agrees that Optionee shall indemnify the Company for any liability, including attorneys’ fees and expenses, accrued by the Company as a result of the Optionee’s failure to satisfy those taxes.

(b)   Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two (2) years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition.

8.     Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of Colorado.

9.     No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel and other advisors prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	ASCENT SOLAR TECHNOLOGIES, INC.

Signature	By

Print Name	Name

Title

Residence Address

EXHIBIT A
EXERCISE NOTICE AND AGREEMENT

Ascent Solar Technologies, Inc.
8120 Shaffer Parkway
Littleton, CO 80127

Attention: Stock Option Plan Administrator

Re:  Exercise of Stock Option Pursuant to 2005 Stock Option Plan

Name of Optionee:
Optionee’s Address:
Optionee’s Social Security Number:
Date of Option Agreement:
Exercise Date:
The Shares Purchased are Incentive Stock Options: (circle one)		Yes / No
Number of Shares Purchased Pursuant to this Notice::
Exercise Price per Share:	$
Aggregate Exercise Price:	$
Amount of Payment Enclosed:	$

1.     Exercise of Option. Pursuant to the 2005 Stock Option Plan, as amended (the “Plan”) of Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”) and the Stock Option Agreement (“Option Agreement”) entered into as of the date set forth above between the undersigned Optionee and the Company, Optionee hereby elects, effective as of the date of this notice, to exercise Optionee’s option to purchase the number of shares of common stock (the “Shares”) of the Company indicated above.

2.     Payment. Enclosed is Optionee’s payment in the amount indicated above, which is the full exercise price for the Shares.

3.     Deemed Date of Exercise. The date of exercise shall be deemed to be the first date after which this Notice is filed with Company upon which Shares become eligible for issuance to Optionee under applicable state and federal laws and regulatory requirements.

4.     Compliance with Laws. Optionee understands and acknowledges that the purchase and sale of the Shares may be subject to approval under the state and federal securities laws and other laws and, notwithstanding any other provision of the Option Agreement to the contrary, the exercise of any rights to purchase Shares is expressly conditioned upon approval (if necessary) and compliance with all such laws.

5.     Representations of Optionee. Optionee represents and warrants to the Company, as follows:

(a)    Optionee has received, read, and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

(b)   The Options exercised herewith are exercisable only according to the schedule in the Option Agreement.

(c)    Optionee is aware of the business affairs and financial condition of the Company and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

6.     Refusal to Transfer. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, the Option Agreement, or the Plan or (b) to treat as owner of such Shares or to accord the right to vote or receive dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.     Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee is not relying on the Company for any tax advice.

8.     Entire Agreement. The Plan and the Option Agreement are incorporated herein by reference. This Agreement, the Plan, and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:	Accepted by:
“OPTIONEE”:	“COMPANY”
Ascent Solar Technologies, Inc., a Delaware corporation

Signature	By

Print Name	Name

Title

PROXY — ASCENT SOLAR TECHNOLOGIES, INC.
8120 Shaffer Parkway
Littleton, Colorado  80127

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, JUNE 15, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Matthew Foster and Janet Casteel, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Ascent Solar Technologies, Inc., a Delaware corporation (“Ascent”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ascent to be held on Friday, June 15, 2007, at 2:00 p.m. local time, at the Denver Marriott West, 1717 Denver West Boulevard, Golden, Colorado, and at any adjournment thereof (the “Annual Meeting”), upon matters properly coming before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSALS 1 AND 2, AND “FOR” PROPOSALS 3 AND 4.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Continued and to be dated and signed on reverse side.

Ascent Solar Technologies, Inc.
Annual Meeting of Stockholders
Annual Meeting Proxy Card

1. To elect one Class 1 Director to serve for a two-year term expiring in 2009:

The Board of Directors recommends a vote “FOR” the following nominee:

	For	Withhold
01 — Richard Swanson	☐	☐

2. To elect two Class 2 Director to serve for a three-year term expiring in 2010:

The Board of Directors recommends a vote “FOR” each of the following nominees:

	For	Withhold
01 — Stanley Gallery	☐	☐
02 — T.W. Fraser Russell, Ph.D.	☐	☐

3. To approve options granted to Norsk Hydro Produksjon AS to purchase shares and warrants:

The Board of Directors recommends a vote “FOR” this proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. To approve an amendment and restatement of the 2005 Stock Option Plan that increases the number of shares reserved for issuance under the 2005 Stock Option Plan from 750,000 shares to 1,000,000 shares, and that limits the number of shares that may be awarded to individual employees as stock option awards in a single fiscal year under the 2005 Stock Option Plan to 100,000 shares.

The Board of Directors recommends a vote “FOR” this proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)